U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 16, 2008
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification
incorporation)		number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 16, 2008, we issued a press release entitled “AMB Property Corporation Announces Second Quarter 2008 Results,” which sets forth disclosure regarding our results of operations for the second quarter 2008. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS.
On July 16, 2008, we reported results for the second quarter and first six months of 2008. Funds from operations per fully diluted share and unit was $1.06 for the second quarter of 2008, as compared to $0.74 for the same quarter in 2007. The second quarter results included $0.32 per share of scheduled incentive distributions from our private capital business. Funds from operations per fully diluted share and unit for the six months ended June 30, 2008 was $1.71, as compared to $1.32 for the same period in 2007.
Net income available to common stockholders per fully diluted share for the second quarter of 2008 was $0.73. This compares to $1.10 for the same quarter in 2007, which included the gain on the contribution of operating properties to our Europe Fund I, formed in June 2007. Net income available to common stockholders per fully diluted share for the six months ended June 30, 2008 was $1.12 as compared to $1.35 for the same period in 2007.
Owned and Managed Portfolio Operating Results
Our operating portfolio was 95.2% occupied at June 30, 2008, up 40 basis points from March 31, 2008. Cash-basis same store net operating income increased 3.3% in the second quarter and 5.4% in the first six months of 2008, over the same periods in 2007. When the effects of lease termination fees are excluded from this metric, the increases were 3.7% for the quarter and 5.5% for the first six months. For the trailing four quarters ended June 30, 2008, average rents on lease renewals and rollovers in our operating portfolio increased 4.3%, following an average increase of 4.2% for the trailing four quarters ended March 31, 2008.
Investment Activity
During the quarter, we commenced development on 3.3 million square feet in the Americas, Europe and Asia, with an estimated total investment of $248 million. At quarter end, our development pipeline, which included investments held through unconsolidated joint ventures, totaled approximately 17.3 million square feet globally, with an estimated total investment of $1.6 billion.
Our development business includes contributions of stabilized properties to affiliated private capital co-investment ventures or sale of projects to third parties. During the second quarter, we contributed or sold 1.9 million square feet in the Americas and Asia, including contributions to three of our co-investment ventures, for an aggregate contribution value and disposition price of approximately $221 million.
During the quarter, we acquired 1.5 million square feet of industrial distribution space for an aggregate acquisition cost of approximately $146 million. The acquisitions expanded our presence in target markets in the Americas and Europe, including the Port of Hamburg, which is continental Europe’s second largest port and where we are a private owner of port-related distribution space.
PRIVATE CAPITAL
Subsequent to quarter end, we and the City and County of San Francisco Employees’ Retirement System contributed our interests in AMB Partners II, a co-investment venture comprising 10.3 million square feet of U.S. industrial property, to AMB Institutional Alliance Fund III in exchange for partnership interests in Fund III.
FINANCING ACTIVITIES
AMB Property, L.P., our subsidiary of which we are general partner, issued $325 million of senior unsecured notes during the second quarter 2008. The coupon on the notes is 6.30% with an effective rate of 6.06%, as a result of a treasury lock. At June 30, 2008, our share of total debt to total market capitalization was 42.1%.
COMPANY OFFICER PROMOTIONS AND ADDITIONS
During the quarter, we announced the following officer promotions, effective July 1, 2008: Will O’Donnell was promoted to senior vice president; and Nick Chung, Irene Duran, Mike Fangman, Adrian Fernandez, Erin Marenghi, Rita McLean, Greydie Sargent, Brian Scruggs, Nancy Schultz, Satoshi Takeda, Leo Wang, Tracy Ward, David Yu, and Bob Vereschagin were promoted to vice president. In addition, John Drake and Mark Gschwind joined us during the quarter as vice president.
SUPPLEMENTAL EARNINGS MEASURES
Included in the footnotes to our attached financial statements is a discussion of why management believes funds from operations per fully diluted share and unit, or FFOPS, is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing our financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations and FFOPS is provided in the attached tables.
We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider cash-basis same store net operating income, or SSNOI,

to be a useful supplemental measure of our operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2006. In deriving SSNOI, we define NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. We define SSNOI to also exclude straight-line rents and amortization of lease intangibles. We consider SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SSNOI helps the investing public compare our operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. Reconciliation from net income to SSNOI is provided in the attached tables.
“Owned and managed” is defined by us as assets in which we have at least a 10% ownership interest, are the property or asset manager, and which we intend to hold for the long-term.
We are a global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of June 30, 2008, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 155.5 million square feet (14.5 million square meters) in 47 markets within 15 countries. We invest in properties located predominantly in the infill submarkets of our targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
Some of the information included in this report contains forward-looking statements such as those related to our development projects (including completion, timing of stabilization, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward- looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under joint venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, redevelopment, value-added conversion and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, inflation risks, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Rental revenues	$167,886	$158,883	$334,430	$316,947
Private capital revenues(1)	41,413	8,518	51,336	14,443

Total revenues	209,299	167,401	385,766	331,390

Costs and expenses
Property operating costs	(48,108)	(42,568)	(94,208)	(86,121)
Depreciation and amortization	(40,841)	(40,173)	(82,462)	(80,564)
General and administrative	(33,794)	(30,260)	(68,947)	(60,114)
Fund costs	(384)	(277)	(606)	(518)
Impairment losses	—	—	—	(257)
Other expenses	(1,422)	(1,139)	(1,330)	(2,051)

Total costs and expenses	(124,549)	(114,417)	(247,553)	(229,625)

Other income and expenses
Development gains, net of taxes	30,402	28,996	48,222	41,188
Gains from sale or contribution of real estate interests, net	—	74,707	19,967	74,843
Equity in earnings of unconsolidated co-investment ventures	6,059	1,748	8,987	3,861
Other income	1,909	6,472	6,345	11,979
Interest expense, including amortization	(36,555)	(33,151)	(67,514)	(67,490)

Total other income and expenses	1,815	78,772	16,007	64,381

Income from operations before minority interests	86,565	131,756	154,220	166,146

Minority interests’ share of income
Co-investment venture partners’ share of income	(6,103)	(7,912)	(25,047)	(14,904)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(1,371)	(2,574)	(6,113)	(3,136)
Preferred unitholders	(1,432)	(1,480)	(2,864)	(5,179)
Limited partnership unitholders	(1,740)	(3,928)	(2,719)	(4,321)

Total minority interests’ share of income	(10,646)	(15,894)	(36,743)	(27,540)

Income from continuing operations	75,919	115,862	117,477	138,606

Discontinued operations
Income attributable to discontinued operations, net of minority interests	297	2,023	272	4,926
Gains from disposition of real estate, net of minority interests	803	384	2,202	419

Total discontinued operations	1,100	2,407	2,474	5,345

Net income	77,019	118,269	119,951	143,951
Preferred stock dividends	(3,952)	(3,952)	(7,904)	(7,904)
Preferred unit redemption (issuance costs) discount	—	(2,927)	—	(2,927)

Net income available to common stockholders	$73,067	$111,390	$112,047	$133,120

Net income per common share (diluted)	$0.73	$1.10	$1.12	$1.35

Weighted average common shares (diluted)	99,432	101,361	99,666	98,305

(1)	Includes incentive and promote distributions for 2008 of $33.0 million for AMB Institutional Alliance Fund III received during the quarter ended June 30, 2008 and $1.0 million for the dissolution of AMB Erie co-investment venture received during the quarter ended March 31, 2008.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income available to common stockholders	$73,067	$111,390	$112,047	$133,120
Gains from sale or contribution of real estate, net of minority interests	(803)	(75,091)	(22,169)	(75,262)
Depreciation and amortization
Total depreciation and amortization	40,841	40,173	82,462	80,564
Discontinued operations’ depreciation	51	1,314	103	1,948
Non-real estate depreciation	(2,155)	(1,401)	(3,789)	(2,578)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	6,103	7,912	25,047	14,904
Limited partnership unitholders’ minority interests (Net income)	1,740	3,928	2,719	4,321
Limited partnership unitholders’ minority interests (Development profits)	1,175	1,251	1,704	1,801
Discontinued operations’ minority interests (Net income)	9	253	396	526
FFO attributable to minority interests	(16,417)	(15,312)	(32,993)	(31,616)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(6,059)	(1,748)	(8,987)	(3,861)
AMB’s share of FFO	12,276	5,805	21,138	11,480

Funds from operations	$109,828	$78,474	$177,678	$135,347

FFO per common share and unit (diluted)	$1.06	$0.74	$1.71	$1.32

Weighted average common shares and units (diluted)	103,405	105,807	103,641	102,866

(1)	Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the National Association of Real Estate Investment Trusts’ (NAREIT) definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does.
In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.

CONSOLIDATED BALANCE SHEETS(1)
(dollars in thousands)

	As of
	June 30, 2008	December 31, 2007
Assets
Investments in real estate
Total investments in properties	$6,101,579	$6,709,545
Accumulated depreciation	(894,230)	(916,686)

Net investments in properties	5,207,349	5,792,859
Investments in unconsolidated co-investment ventures	373,202	356,194
Properties held for contribution, net (2)	1,442,708	488,339
Properties held for divestiture, net	85,040	40,513

Net investments in real estate	7,108,299	6,677,905
Cash and cash equivalents and restricted cash	378,526	250,416
Accounts receivable, net	224,390	184,270
Other assets	215,577	149,812

Total assets	$7,926,792	$7,262,403

Liabilities and stockholders’ equity
Secured debt	$1,481,422	$1,471,087
Unsecured senior debt	1,153,270	1,003,123
Unsecured credit facilities	916,485	876,105
Other debt	568,498	144,529
Accounts payable and other liabilities	384,040	306,196

Total liabilities	4,503,715	3,801,040
Minority interests
Co-investment venture partners	532,173	517,572
Preferred unitholders	77,561	77,561
Limited partnership unitholders	100,748	102,278

Total minority interests	710,482	697,411
Stockholders’ equity
Common equity	2,489,183	2,540,540
Preferred equity	223,412	223,412

Total stockholders’ equity	2,712,595	2,763,952

Total liabilities and stockholders’ equity	$7,926,792	$7,262,403

(1)	During the quarter ended June 30, 2008, AMB acquired an additional 19% interest in G. Accion, a Mexican real estate company, increasing its ownership to 58%. As a result of the increase in ownership, AMB began consolidating G. Accion during the quarter. Properties held for divestiture, total assets and total liabilities include $27,680, $146,092 and $93,257, respectively, related to G. Accion as of June 30, 2008.

(2)	June 30, 2008 balance includes $628 million of net investments from AMB Partners II that will be contributed to AMB Institutional Alliance Fund III in the third quarter of 2008.
The following table reconciles consolidated cash-basis same store net operating income from net income for the quarters ended June 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$77,019	$118,269	$119,951	$143,951
Private capital income	(41,413)	(8,518)	(51,336)	(14,443)
Depreciation and amortization	40,841	40,173	82,462	80,564
Impairment losses	—	—	—	257
General and administrative and fund costs	34,178	30,537	69,553	60,632
Total other income and expenses	(393)	(77,633)	(14,677)	(62,330)
Total minority interests’ share of income	10,646	15,894	36,743	27,540
Total discontinued operations	(1,100)	(2,407)	(2,474)	(5,345)

NOI	119,778	116,315	240,222	230,826
Less non same-store NOI	(16,122)	(13,552)	(31,064)	(26,845)
Less non cash adjustments(1)	(27)	(1,119)	(364)	(2,927)

Cash-basis same-store NOI	$103,629	$101,644	$208,794	$201,054

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
             (d) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated July 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: July 16, 2008	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

  Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated July 16, 2008.